Exhibit 99.1

FOR IMMEDIATE RELEASE

For More Information, Contact:
John Neale	Laurie Berman/Matt Sheldon
QAD Senior Vice President and Treasurer	PondelWilkinson Inc.
805.566.5117	310.279.5980
investor@qad.com	pwinvestor@pondel.com

QAD REPORTS RECORD REVENUE FOR
THIRD QUARTER AND YEAR-TO-DATE PERIOD

SANTA BARBARA, Calif. – November 25, 2014 – QAD Inc. (NASDAQ: QADA) (NASDAQ: QADB), a leading provider of enterprise business software and services for global manufacturing companies, today reported financial results for the fiscal 2015 third quarter ended October 31, 2014, including record revenue for a third quarter and nine-month period.

Total revenue increased 13 percent to $74.0 million for the third quarter of fiscal 2015, up from $65.7 million for the fiscal 2014 third quarter. License revenue grew 27 percent to $8.6 million for the fiscal 2015 third quarter, up from $6.8 million for the same quarter last year. Subscription revenue rose 51 percent to $7.7 million, up from $5.1 million for last year’s third quarter, driven by ongoing growth in QAD Enterprise Cloud sales. Maintenance and other revenue was $35.0 million, compared with $35.6 million for last year’s fiscal third quarter. Professional services revenue increased 25 percent to $22.6 million, up from $18.2 million for the third quarter of fiscal 2014.

Net income for the fiscal 2015 third quarter grew to $5.1 million, or $0.31 per diluted Class A share and $0.27 per diluted Class B share, up from $2.0 million, or $0.13 per diluted Class A share and $0.11 per diluted Class B share, last year.

“Our record performance for the third quarter and year-to-date-period followed a strong second quarter. QAD’s cloud business continued to drive our growth, and our professional services business also reached a record third quarter high,” said Karl Lopker, Chief Executive Officer of QAD Inc. “We remain well positioned to benefit from our robust QAD Enterprise Cloud solution as global manufacturing companies continue to seek ways to operate more effectively.”

Gross profit for the fiscal 2015 third quarter rose to $40.9 million, or 55 percent of total revenue, compared with $36.8 million, or 56 percent of total revenue, for the fiscal 2014 third quarter.

Total operating expenses amounted to $35.0 million, or 47 percent of total revenue, for the fiscal 2015 third quarter, versus $33.0 million, or 50 percent of total revenue, for the same quarter last year. The increase related primarily to higher personnel costs due to additional headcount, as well as higher professional fees.

Operating income for the third quarter of fiscal 2015 grew to $5.9 million, which included $1.2 million in stock compensation expense. For the third quarter of fiscal 2014, operating income was $3.8 million, which included $1.2 million in stock compensation expense.

QAD Inc.
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Non-GAAP net income, defined as GAAP net income before stock-based compensation, amortization of purchased intangible assets, gain/loss adjustments on the company’s interest rate swap and certain income tax adjustments, was $6.6 million, or $0.40 per diluted Class A share and $0.34 per diluted Class B share, for the third quarter of fiscal 2015. For the third quarter of fiscal 2014, non-GAAP net income was $3.6 million, or $0.23 per diluted Class A share and $0.19 per diluted Class B share. A table reconciling non-GAAP net income and non-GAAP earnings per diluted share to GAAP net income and GAAP earnings per diluted share can be found at the end of this press release.

For the first nine months of fiscal 2015, total revenue rose 12 percent to a record $215.5 million, up from $192.8 million for the first nine months of fiscal 2014. Net income increased to $6.0 million, or $0.37 per diluted Class A share and $0.31 per diluted Class B share, for the fiscal 2015 year-to-date period. Net income was $2.0 million, or $0.13 per diluted Class A share and $0.11 per diluted Class B share, for the fiscal 2014 year-to-date period. Non-GAAP net income was $10.4 million, or $0.64 per diluted Class A share and $0.54 per diluted Class B share, for the first nine months of fiscal 2015, versus $6.2 million, or $0.39 per diluted Class A share and $0.33 per diluted Class B share, for the first nine months of fiscal 2014.

QAD’s cash and equivalents balance was $71.4 million at October 31, 2014, compared with $76.0 million at January 31, 2014. Cash provided by operations for the first nine months of fiscal 2015 was $5.0 million, compared with $11.6 million for the first nine months of fiscal 2014.

Fiscal 2015 Third Quarter Highlights:
•	Received orders from 19 customers representing more than $500,000 each in combined license, maintenance, subscription and professional services billings, including four orders in excess of $1.0 million, of which two orders were in excess of $2.0 million;
•	Received license or cloud orders from companies across QAD’s six vertical markets, including: Confluence Outdoor LLC, Detmold Packaging Pty Ltd, Deutsche Bank United Kingdom, Greencroft Bottling Company, International Cookware SASU, Lear Corporation, Nexteer Automotive, NHK Spring Co., Ltd., Vascular Solutions Inc and Youngs Seafood Limited;
•	During and subsequent to the end of the third quarter, held five user group meetings throughout the Americas and Europe with more than 700 registered attendees; and
•	Celebrated 35 years in the manufacturing ERP software industry.

Business Outlook
The company’s business outlook for fiscal 2015 calls for total revenue of approximately $291 million and earnings per share of $0.58 per diluted Class A share and $0.49 per diluted Class B share. Non-GAAP earnings per diluted share is expected to be $0.92 per Class A share and $0.78 per Class B share.

Calculation of Earnings Per Share
EPS is reported based on the company’s dual-class share structure, and includes a calculation for both Class A and Class B shares. Since Class A shares have rights to 120% of dividends paid on Class B shares, net income is apportioned so that earnings per share attributable to a Class A share are 120% of earnings per share attributable to a Class B share.

Investor Conference Call
QAD management will host an investor conference call today at 2:00 p.m. PT (5:00 p.m. ET) to review the company’s financial results and operations for the fiscal 2015 third quarter. The conference call will be webcast live and is accessible through the investor relations section of QAD’s web site at www.qad.com, where it will be available for approximately one year. Interested parties may participate in the call by dialing 800-700-7860 (domestic) or 612-332-0932 (international). A replay of the call will be accessible through midnight December 3, 2014 by dialing 800-475-6701 (domestic) or 320-365-3844 (international), passcode 336873.

QAD Inc.
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Note about Non-GAAP Financial Measures
QAD has disclosed non-GAAP net income and non-GAAP earnings per diluted share in this press release for the fiscal 2015 and fiscal 2014 third quarter and nine-month periods. These are non-GAAP financial measures as defined by SEC Regulation G. QAD defines non-GAAP net income as GAAP net income before stock-based compensation, amortization of purchased intangible assets, gain/loss adjustments on the company’s interest rate swap and certain income tax adjustments; and non-GAAP earnings per diluted share as non-GAAP net income allocated to Class A and Class B shares divided by the weighted average diluted shares outstanding of each class. QAD’s management uses non-GAAP measures internally to evaluate the business and believes that presenting non-GAAP measures provides useful information to investors regarding the company’s underlying business trends and performance of the company’s ongoing operations as well as useful metrics for monitoring the company’s performance and evaluating it against industry peers. The non-GAAP financial measures presented should be used in addition to, and in conjunction with, results presented in accordance with GAAP, and should not be relied upon to the exclusion of GAAP financial measures. Management strongly encourages investors to review the company’s consolidated financial statements in their entirety and to not rely on any single financial measure in evaluating the company. A table providing a reconciliation of non-GAAP net income and non-GAAP earnings per diluted share to their most comparable GAAP measures is included at the end of this press release.

QAD non-GAAP measures reflect adjustments based on the following items:

Stock-based compensation expense: The company has excluded the effect of stock-based compensation expense from its non-GAAP net income and non-GAAP earnings per diluted share calculations. Although stock-based compensation expense is calculated in accordance with current GAAP and constitutes an ongoing and recurring expense, such expense is excluded from non-GAAP results because it is not an expense which generally requires cash settlement by QAD, and therefore is not used by the company to assess the profitability of our operations. The company also believes the exclusion of stock-based compensation expense provides a useful comparison of its operating results to the operating results of its peers.

Amortization of purchased intangibles: The company amortizes purchased intangibles in connection with its acquisitions. QAD has excluded the effect of amortization of purchased intangibles which includes purchased technology, customer relationships, trade names and other intangibles from its non-GAAP net income and non-GAAP earnings per diluted share calculations, because doing so makes internal comparisons to the company’s historical operating results more consistent. In addition, the company believes excluding amortization of purchased intangibles provides a more useful comparison of its operating results to the operating results of its peers.

Change in fair value of interest rate swap: The company entered into an interest rate swap to mitigate its exposure to the variability of one month LIBOR for its floating rate debt related to the mortgage of its headquarters. QAD has excluded the gain/loss adjustments to record the interest rate swap at fair value from its non-GAAP net income and non-GAAP earnings per diluted share calculations. The company believes that these fluctuations are not indicative of its operational costs or meaningful in evaluating comparative period results because the company currently has no intention of exiting the debt agreement early; and therefore over the life of the debt the sum of the fair value adjustments will be $0.

QAD Inc.
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Income tax adjustments: Excluding the income tax effect of the non-GAAP pre-tax adjustments from the provision for income taxes assists investors in understanding the tax provision associated with those adjustments and the effective tax rate related to its ongoing operations.

About QAD
QAD Inc. (Nasdaq: QADA) (Nasdaq: QADB) is a leading provider of enterprise software and services designed for global manufacturing companies. For more than 35 years, QAD has provided global manufacturing companies with QAD Enterprise Applications, an enterprise resource planning (ERP) system that supports operational requirements, including financials, manufacturing, demand and supply chain planning, customer management, business intelligence and business process management. QAD Enterprise Applications is offered in flexible deployment models as on-premise software, in the cloud with QAD Cloud ERP or in a blended environment. With QAD, customers and partners in the automotive, consumer products, food and beverage, high technology, industrial products and life sciences industries can better align daily operations with their strategic goals to meet their vision of becoming more Effective Enterprises.

For more information about QAD, call +1 805-566-6000 or visit www.qad.com.

"QAD" is a registered trademark of QAD Inc. All other products or company names herein may be trademarks of their respective owners.

Note to Investors: This press release contains certain forward-looking statements made under the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements regarding projections of revenue, income and loss, capital expenditures, plans and objectives of management regarding the company’s business, future economic performance or any of the assumptions underlying or relating to any of the foregoing. Forward-looking statements are based on the company’s current expectations. Words such as “expects”, “believes”, “anticipates”, “could”, “will likely result”, “estimates”, “intends”, “may”, “projects”, “should”, “would”, “might”, “plan” and variations of these words and similar expressions are intended to identify these forward looking statements. A number of risks and uncertainties could cause actual results to differ materially from those in the forward-looking statements. These risks include, but are not limited to: evolving demand for the company's products and companion products; the ability to sustain license and service demand; fluctuation in revenue and earnings in the software industry; the ability to leverage changes in technology; the ability to sustain customer renewal rates at current levels; third party opinions about the company; the reliability of estimates of transaction and integration costs and benefits; competition in our industry; delays in localizing the company's products for new or existing markets; the ability to recruit and retain key personnel; delays in sales; changes in operating expenses, pricing, timing of new product releases, the method of product distribution or product mix; timely and effective integration of newly acquired businesses; general economic conditions; exchange rate fluctuations; and, the global political environment. For a more detailed description of the risk factors associated with the company, please refer to the company's latest Annual Report on Form 10-K, and in particular, the section entitled “Risk Factors” therein, and in other periodic reports the company files with the Securities and Exchange Commission thereafter. Management does not undertake to update these forward-looking statements except as required by law.

-- Financial Tables Follow --

QAD Inc.
Condensed Consolidated Statements of Operations
(In thousands, except per share data)
(unaudited)

	Three Months Ended October 31,		Nine Months Ended October 31,
	2014	2013	2014	2013
Revenue:
License fees	$8,616	$6,761	$24,231	$21,583
Subscription fees	7,710	5,104	20,344	13,601
Maintenance and other	35,029	35,629	107,225	105,084
Professional services	22,649	18,166	63,739	52,513
Total revenue	74,004	65,660	215,539	192,781
Cost of revenue:
License	1,217	1,158	3,270	3,171
Maintenance, subscription and other	12,055	11,399	36,476	33,508
Professional services	19,799	16,348	57,975	49,628
Total cost of revenue	33,071	28,905	97,721	86,307
Gross profit	40,933	36,755	117,818	106,474
Operating expenses:
Sales and marketing	16,421	15,183	50,319	47,089
Research and development	10,152	9,817	32,249	31,131
General and administrative	8,295	7,776	26,464	24,153
Amortization of intangibles from acquisitions	176	178	535	531
Total operating expenses	35,044	32,954	109,567	102,904
Operating income	5,889	3,801	8,251	3,570
Other (income) expense:
Interest income	(56)	(55)	(169)	(225)
Interest expense	185	218	598	630
Other expense (income), net	(164)	209	(56)	(873)
Total other (income) expense, net	(35)	372	373	(468)
Income before income taxes	5,924	3,429	7,878	4,038
Income tax expense	834	1,380	1,879	1,998
Net income	$5,090	$2,049	$5,999	$2,040

Diluted net income per share
Class A	$0.31	$0.13	$0.37	$0.13
Class B	$0.27	$0.11	$0.31	$0.11

Diluted Weighted Shares
Class A	13,487	12,990	13,474	12,930
Class B	3,265	3,235	3,270	3,234

QAD Inc.
Condensed Consolidated Balance Sheets
(In thousands)
(unaudited)

	October 31,	January 31,
	2014	2014
Assets
Current assets:
Cash and equivalents	$71,411	$75,984
Accounts receivable, net	46,432	71,337
Deferred tax assets, net	8,033	8,133
Other current assets	15,904	14,980
Total current assets	141,780	170,434

Property and equipment, net	33,348	33,085
Capitalized software costs, net	2,571	3,315
Goodwill	11,214	11,377
Long-term deferred tax assets, net	9,884	11,788
Other assets, net	3,954	4,814

Total assets	$202,751	$234,813

Liabilities and stockholders' equity
Current liabilities:
Current portion of long-term debt	$401	$389
Accounts payable and other current liabilities	40,697	45,241
Deferred revenue	72,703	104,160
Total current liabilities	113,801	149,790

Long-term debt	14,782	15,085
Other liabilities	5,205	5,733

Stockholders' equity:
Common stock	18	18
Additional paid-in capital	147,804	150,837
Treasury stock	(23,273)	(28,220)
Accumulated deficit	(49,294)	(51,472)
Accumulated other comprehensive loss	(6,292)	(6,958)
Total stockholders' equity	68,963	64,205

Total liabilities and stockholders' equity	$202,751	$234,813

QAD Inc.
Condensed Consolidated Statements of Cash Flows
(In thousands)
(unaudited)

	Nine Months Ended
	October 31,
	2014	2013

Net cash provided by operating activities	$5,031	$11,575

Cash flows from investing activities:
Purchase of property and equipment	(3,337)	(3,966)
Capitalized software costs	(115)	(217)
Net cash used in investing activities	(3,452)	(4,183)

Cash flows from financing activities:
Repayments of debt	(291)	(279)
Tax payments, net of proceeds, related to stock awards	(2,354)	(894)
Excess tax benefits from share-based payment arrangements	-	82
Payment of contingent liability associated with acquisitions	(471)	-
Repurchase of stock	-	(686)
Dividends paid in cash	(3,334)	(4,209)
Net cash used in financing activities	(6,450)	(5,986)

Effect of exchange rates on cash and equivalents	298	(616)
Net (decrease) increase in cash and equivalents	(4,573)	790
Cash and equivalents at beginning of period	75,984	65,009
Cash and equivalents at end of period	$71,411	$65,799

QAD Inc.
Reconciliation of GAAP to Non-GAAP Financial Measures
(In thousands, except per share data)
(unaudited)

	Three Months Ended October 31,		Nine Months Ended October 31,
	2014	2013	2014	2013
Non-GAAP net income reconciliation

GAAP net income	$5,090	$2,049	$5,999	$2,040
Add back:
Non-cash stock-based compensation	1,209	1,220	3,794	3,714
Amortization of purchased intangible assets	374	377	1,130	1,128
Change in fair value of interest rate swap	214	159	320	(549)
Income tax adjustments	(294)	(223)	(870)	(182)
Non-GAAP net income	$6,593	$3,582	$10,373	$6,151

Non-GAAP earnings per diluted Class A share reconciliation

GAAP earnings per diluted Class A share	$0.31	$0.13	$0.37	$0.13
Add back:
Non-cash stock-based compensation	0.08	0.08	0.23	0.24
Amortization of purchased intangible assets	0.02	0.02	0.07	0.07
Change in fair value of interest rate swap	0.01	0.01	0.02	(0.04)
Income tax adjustments	(0.02)	(0.01)	(0.05)	(0.01)
Non-GAAP earnings per diluted Class A share	$0.40	$0.23	$0.64	$0.39

Shares used in computing earnings per diluted Class A share	13,487	12,990	13,474	12,930

Non-GAAP earnings per diluted Class B share reconciliation

GAAP earnings per diluted Class B share	$0.27	$0.11	$0.31	$0.11
Add back:
Non-cash stock-based compensation	0.06	0.06	0.20	0.20
Amortization of purchased intangible assets	0.02	0.02	0.06	0.06
Change in fair value of interest rate swap	0.01	0.01	0.02	(0.03)
Income tax adjustments	(0.02)	(0.01)	(0.05)	(0.01)
Non-GAAP earnings per diluted Class B share	$0.34	$0.19	$0.54	$0.33

Shares used in computing earnings per diluted Class B share	3,265	3,235	3,270	3,234